                        DEAN WITTER RETIREMENT SERIES
                            CAPITAL GROWTH SERIES

                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST 19, 1998

The undersigned shareholder of the Capital Growth Series ("Capital Growth"), one of eleven portfolios of Dean Witter Retirement Series, does hereby appoint BARRY FINK, ROBERT M. SCANLAN and ROBERT GIAMBRONE and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Capital Growth to be held on August 19, 1998, at the Career Development Room, 61st Floor, Two World Trade Center, New York, New York at 9:00 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

                         (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

     IMPORTANT--This Proxy must be signed and dated on the reverse side.

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[X] PLEASE MARK BOXES
    IN BLACK OR BLUE INK

  The Proposal:                                   FOR    AGAINST     ABSTAIN
                                                  [ ]      [ ]         [ ]
  Approval of the Agreement and Plan of
  Reorganization, dated as of April 30, 1998, pursuant to which substantially all of the assets of Capital Growth would be combined with those of Dean Witter Capital Growth Securities and shareholders of Capital Growth would become shareholders of Dean Witter Capital Growth Securities receiving shares in Dean Witter Capital Growth Securities with a value equal to the value of their holdings in Capital Growth.

  Please Sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

                                                      Date
                                                          ---------------------
                                        Please make sure to sign and date this
                                        Proxy using black or blue ink.

                                        ---------------------------------------
                                           Shareholder sign in the box above

                                        ---------------------------------------
                                        Co-Owner (if any) sign in the box above
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PRX 00107               PLEASE DETACH AT PERFORATION


                        DEAN WITTER RETIREMENT SERIES
                            CAPITAL GROWTH SERIES

                                  IMPORTANT

                   PLEASE SEND IN YOUR PROXY.........TODAY!

YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.